Exhibit 99.1

Contacts:
Maura Landry (Media)	Roger Sachs, CFA (Investors/Analysts)
mlandry@shiftcomm.com	sachsr@dnb.com
617.779.1829	973.921.5914

D&B Announces Second Quarter 2011 Results; Reaffirms 2011 Guidance

•	Diluted EPS Before Non-Core Gains and Charges Up 10% From the Prior Year Similar Period; GAAP Diluted EPS Up 7%;

•	Core Revenue Up 6% Before the Effect of Foreign Exchange (Up 9% After the Effect of Foreign Exchange);

•

Total Revenue on a GAAP Basis Up 3% Before the Effect of Foreign Exchange (Up 5% After the Effect of Foreign Exchange), Reflecting the Impact of the Divestiture of our North American Self Awareness Solution Business During the Third Quarter of 2010.

Short Hills, NJ – July 28, 2011 - D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the second quarter ended June 30, 2011.

“Our second quarter results were largely in-line with expectations, and we remain on pace to achieve our full-year 2011 guidance. While the early sunset of low profit legacy products is pressuring near-term revenue growth, our top line trajectory is expected to improve during the second half of the year as we gain traction on new products. The Strategic Technology Investment is proceeding according to plan and we are committed to meeting our 2012 financial targets,” stated Sara Mathew, D&B’s Chairman and Chief Executive Officer.

Second Quarter 2011 Results

Diluted earnings per share before non-core gains and charges for the quarter ended June 30, 2011 were $1.35, up 10% from $1.23 in the prior year similar period.

On a GAAP basis, diluted earnings per share for the quarter ended June 30, 2011 were $1.18, up 7% from $1.10 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the second quarter of 2011 was $416.8 million, up 6% from the prior year similar before the effect of foreign exchange (up 9% after the effect of foreign exchange). Deferred revenue was $559.3 million, up 4% from the prior year similar period, continuing the positive trajectory that began in the fourth quarter of 2009.

Core revenue results for the second quarter of 2011 reflect the following by solution set:

•	Risk Management Solutions revenue of $274.4 million, up 7% before the effect of foreign exchange (up 10% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $111.8 million, up 4% before the effect of foreign exchange (up 6% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $30.6 million, up 6% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the second quarter of 2011 was $416.8 million, up 3% before the effect of foreign exchange (up 5% after the effect of foreign exchange), as compared to the prior year similar period. As a reminder, total revenue for the second quarter of 2010 included the results of our North American Self Awareness Solutions business which we divested in the third quarter of 2010.

Operating income before non-core gains and charges for the second quarter of 2011 was $108.4 million, up 2% from the prior year similar period. On a GAAP basis, operating income was $89.7 million, down 1% from the prior year similar period, due to restructuring charges and expenses related to the Strategic Technology Investment.

Net income attributable to D&B before non-core gains and charges for the second quarter of 2011 was $67.1 million, up 7% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the second quarter of 2011 was $58.5 million, up 5% from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the first six months of 2011, excluding the impact of legacy tax matters, was $187.6 million, compared with $172.5 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first six months of 2011 was $214.2 million, compared with $211.0 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the second quarter of 2011 under the Company’s discretionary repurchase program totaled $23.4 million (approximately 0.3 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $10.4 million (approximately 0.1 million shares).

The Company ended the second quarter with $83.1 million of cash and cash equivalents and total debt of $861.5 million.

Second Quarter 2011 Segment Results

North America

Core revenue for the second quarter of 2011 was $288.3 million, flat from the prior year similar period before the effect of foreign exchange (up 1% after the effect of foreign exchange).

North America core revenue results for the second quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $177.8 million, down 1% before the effect of foreign exchange (flat after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $80.7 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•	Internet Solutions revenue of $29.8 million, up 6% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional details.

Total revenue for the second quarter of 2011 was $288.3 million, down 4% from the prior year similar period both before and after the effect of foreign exchange. Total revenue for the second quarter of 2010 included the results of our Self Awareness Solutions business which we divested in the third quarter of 2010.

Operating income before non-core gains and charges for the second quarter of 2011 was $105.0 million, flat from the prior year similar period.

On a GAAP basis, operating income was $105.0 million, up 7% from the prior year similar period.

Asia Pacific

Core and total revenue for the second quarter of 2011 was $66.6 million, up 69% (the acquisition of D&B Australia contributed 62 percentage points of the growth) before the effect of foreign exchange (up 82% after the effect of foreign exchange), as compared to the prior year similar period.

Asia Pacific core and total revenue results for the second quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $44.0 million, more than double the amount from the prior year similar period, due to the acquisition of D&B Australia during the third quarter of 2010;

•	Sales & Marketing Solutions revenue of $22.3 million, up 27% before the effect of foreign exchange (up 36% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $0.3 million, down 17% before the effect of foreign exchange (down 15% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the second quarter of 2011 was $7.3 million, compared to operating income of $3.4 million from the prior year similar period. The increase was primarily related to increased revenue as a result of the acquisition of D&B Australia during the third quarter of 2010.

Europe & Other International Markets

Core and total revenue for the second quarter of 2011 was $61.9 million, down 4% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the second quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $52.6 million, down 4% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $8.8 million, down 5% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to prior year similar period; and

•	Internet Solutions revenue of $0.5 million, down 2% before the effect of foreign exchange (up 5% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the second quarter of 2011 was $10.0 million, down 38% from the prior year similar period. The decrease was primarily related to a slow-down in the UK, as well as higher year-over-year amortization and marketing expenses related to the roll-out of DNBi.

Strategic Technology Investment

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers.

In the second quarter of 2011, the Company incurred $10.2 million of total pre-tax expenses (or $0.16 per diluted share) on the Strategic Technology Investment, which is included in the Non-Core Gains and Charges noted below, and $2.9 million of capital expenditures and additions to computer software and other intangibles related to the Strategic Technology Investment.

For the full year 2011, the Company anticipates spending between $55 million to $65 million for the Strategic Technology Investment.

See attached Schedule 3 for additional detail.

Non-Core Gains and Charges

During the second quarters of 2011 and 2010, the Company recorded:

•	A net pre-tax, non-core charge of $26.5 million in the second quarter of 2011, and a net pre-tax, non-core charge of $15.9 million in the second quarter of 2010; and

•	A net after-tax, non-core charge of $8.6 million in the second quarter of 2011, and a net after-tax, non-core charge of $6.7 million in the second quarter of 2010.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2011 Guidance

D&B today reaffirmed its financial guidance for the full year 2011:

•	Core revenue growth of 5% to 8%, before the effect of foreign exchange;

•	Operating income growth of 2% to 6%, before non-core gains and charges;

•	Diluted EPS growth of 6% to 10%, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, excluding the impact of legacy tax matters, but including the Strategic Technology Investment.

The impact of our Strategic Technology Investment has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2010, filed March 1, 2011 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Second Quarter 2011 Teleconference

As previously announced, D&B will review its second quarter financial results in a conference call with the investment community on Friday, July 29, 2011, at 8 a.m. ET. Live audio as well as a replay of the conference call, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 170 years. D&B’s global commercial database contains more than 200 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management Solutions™ to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing Solutions™ to increase revenue from new and existing customers; and D&B Internet Solutions™ to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2011 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

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D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain sufficient investment in our technology infrastructure thereafter.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet could have material adverse effect on D&B’s business and financial results.

•

D&B’s ability to introduce new solutions or services having more breadth and depth of data which allow customers more flexible use of D&B data through web services and third party solutions, in a seamless way and without disruption to existing solutions, such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

The profitability of our segments outside of North America depends on our ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing, such as DNBi, and successfully managing our D&B Worldwide Network, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets;

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended		AFX	Effects of Foreign	BFX	Year-to-Date		AFX	Effects of Foreign	BFX
	June 30,		% Change	Exchange	% Change	June 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)
Revenue:
North America (1)	$288.3	$286.8	1%	1%	0%	$579.5	$577.3	0%	0%	0%

Asia Pacific	66.6	36.6	82%	13%	69%	119.7	69.4	73%	11%	62%
Europe and Other International Markets	61.9	59.8	3%	7%	(4%)	121.2	119.3	1%	2%	(1%)

International	128.5	96.4	33%	9%	24%	240.9	188.7	28%	5%	23%

Core Revenue	$416.8	$383.2	9%	3%	6%	$820.4	$766.0	7%	1%	6%

Divested Business (2)	—	14.1	N/M	N/M	N/M	—	28.5	N/M	N/M	N/M

Total Revenue	$416.8	$397.3	5%	2%	3%	$820.4	$794.5	3%	1%	2%

Operating Income (Loss):

North America	$105.0	$98.4	7%			$211.9	$203.7	4%

Asia Pacific	7.3	3.4	N/M			5.4	3.5	60%
Europe and Other International Markets	10.0	15.9	(38%)			21.1	29.2	(28%)

International	17.3	19.3	(10%)			26.5	32.7	(19%)
Corporate and Other (3)	(32.6)	(27.2)	(20%)			(59.4)	(52.6)	(13%)

Total Operating Income	89.7	90.5	(1%)			179.0	183.8	(3%)

Interest Income	0.5	0.4	20%			0.9	0.9	7%
Interest Expense	(9.1)	(11.8)	23%			(18.3)	(23.3)	21%
Other Income (Expense) - Net (4)	(8.3)	1.7	N/M			(11.6)	2.5	N/M

Non-Operating Income (Expense) - Net	(16.9)	(9.7)	(75%)			(29.0)	(19.9)	(46%)

Income Before Provision for Income Taxes	72.8	80.8	(10%)			150.0	163.9	(9%)

Less: Provision for Income Taxes	14.6	24.6	41%			43.7	61.9	29%
Equity in Net Income (Loss) of Affiliates	0.5	0.2	98%			0.7	0.2	N/M

Net Income	58.7	56.4	4%			107.0	102.2	5%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.2)	(0.4)	73%			1.4	0.8	88%

Net Income Attributable to D&B (5)	58.5	56.0	5%			108.4	103.0	5%

Less: Allocation to Participating Securities	(0.1)	(0.2)	68%			(0.2)	(0.5)	63%

Net Income Attributable to D&B Common Shareholders	58.4	55.8	5%			108.2	102.5	6%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.19	$1.12	6%			$2.19	$2.04	7%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.18	$1.10	7%			$2.17	$2.02	7%

Weighted Average Number of Shares Outstanding:
Basic	49.3	50.0	1%			49.4	50.2	2%

Diluted	49.7	50.5	2%			49.8	50.7	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	June 30,		% Change	Exchange	% Change	June 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)
Revenue:
North America (1)	$288.3	$286.8	1%	1%	0%	$579.5	$577.3	0%	0%	0%

Asia Pacific	66.6	36.6	82%	13%	69%	119.7	69.4	73%	11%	62%
Europe and Other International Markets	61.9	59.8	3%	7%	(4%)	121.2	119.3	1%	2%	(1%)

International	128.5	96.4	33%	9%	24%	240.9	188.7	28%	5%	23%

Core Revenue	$416.8	$383.2	9%	3%	6%	$820.4	$766.0	7%	1%	6%

Divested Business (2)	—	14.1	N/M	N/M	N/M	—	28.5	N/M	N/M	N/M

Total Revenue	$416.8	$397.3	5%	2%	3%	$820.4	$794.5	3%	1%	2%

Operating Income (Loss):
North America	$105.0	$105.2	0%			$211.9	$210.5	1%

Asia Pacific	7.3	3.4	N/M			5.4	3.5	60%
Europe and Other International Markets	10.0	15.9	(38%)			21.1	29.2	(28%)

International	17.3	19.3	(10%)			26.5	32.7	(19%)

Corporate and Other (3)	(13.9)	(18.0)	23%			(26.6)	(34.0)	22%

Total Operating Income	108.4	106.5	2%			211.8	209.2	1%

Interest Income	0.5	0.4	20%			0.9	0.9	7%
Interest Expense	(9.1)	(11.8)	23%			(18.3)	(23.3)	21%
Other Income (Expense) - Net (4)	(0.5)	1.6	N/M			(0.8)	2.1	N/M

Non-Operating Income (Expense) - Net	(9.1)	(9.8)	8%			(18.2)	(20.3)	10%

Income Before Provision for Income Taxes	99.3	96.7	3%			193.6	188.9	3%

Less: Provision for Income Taxes	32.5	33.8	4%			64.1	61.0	(5%)
Equity in Net Income (Loss) of Affiliates	0.5	0.2	98%			0.7	0.2	N/M

Net Income	67.3	63.1	7%			130.2	128.1	2%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.2)	(0.4)	73%			1.4	0.8	88%

Net Income Attributable to D&B (5)	67.1	62.7	7%			131.6	128.9	2%

Less: Allocation to Participating Securities	(0.1)	(0.3)	67%			(0.2)	(0.6)	64%

Net Income Attributable to D&B Common Shareholders	67.0	62.4	8%			131.4	128.3	3%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.36	$1.25	9%			$2.66	$2.55	4%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.35	$1.23	10%			$2.64	$2.53	4%

Weighted Average Number of Shares Outstanding:
Basic	49.3	50.0	1%			49.4	50.2	2%

Diluted	49.7	50.5	2%			49.8	50.7	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2011	2010	Fav/(Unfav)	2011	2010	Fav/(Unfav)
North America Operating Income (Schedule 1)	$105.0	$98.4	7%	$211.9	$203.7	4%
Impaired Intangible Assets	—	(6.8)	N/M	—	(6.8)	N/M

North America Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$105.0	$105.2	0%	$211.9	$210.5	1%

(2)	Includes revenue from the North American Self Awareness Solutions business divested in the third quarter of 2010

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2011	2010	Fav/(Unfav)	2011	2010	Fav/(Unfav)
Corporate and Other - GAAP Results (Schedule 1)	$(32.6)	$(27.2)	(20)%	$(59.4)	$(52.6)	(13)%
Restructuring Charges	(8.5)	(1.6)	N/M	(12.7)	(6.2)	N/M
Strategic Technology Investment	(10.2)	(7.6)	(34)%	(20.1)	(12.4)	(62)%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(13.9)	$(18.0)	23%	$(26.6)	$(34.0)	22%

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2011	2010	Fav/(Unfav)	2011	2010	Fav/(Unfav)
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(8.3)	$1.7	N/M	$(11.6)	$2.5	N/M
Effect of Legacy Tax Matters	(7.9)	0.2	N/M	(7.7)	0.5	N/M
Strategic Technology Investment	—	(0.1)	N/M	—	(0.1)	N/M
Gain (Loss) on Sale of Investment	0.1	—	N/M	(3.1)	—	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(0.5)	$1.6	N/M	$(0.8)	$2.1	N/M

	Quarter Ended		Year-to-Date
	June 30,		June 30,
Amounts in millions	2011	2010	2011	2010
Total Pre-Tax Impacts:
Impaired Intangible Assets	$—	$(6.8)	$—	$(6.8)
Restructuring Charges	(8.5)	(1.6)	(12.7)	(6.2)
Strategic Technology Investment	(10.2)	(7.6)	(20.1)	(12.4)
Effect of Legacy Tax Matters	(7.9)	0.2	(7.7)	0.5
Gain (Loss) on Sale of Investment	0.1	—	(3.1)	—
Strategic Technology Investment	—	(0.1)	—	(0.1)

Total Pre-Tax Impacts	$(26.5)	$(15.9)	$(43.6)	$(25.0)

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2011	2010	Fav/(Unfav)	2011	2010	Fav/(Unfav)
Net Income Attributable to D&B - GAAP Results (Schedule 1)	$58.5	$56.0	5%	$108.4	$103.0	5%
Restructuring Charges	(5.5)	(1.4)	N/M	(8.2)	(4.2)	(95)%
Impaired Intangible Assets	—	(4.2)	N/M	—	(4.2)	N/M
Strategic Technology Investment	(8.0)	(6.0)	(33)%	(16.0)	(9.4)	(70)%
Gain (Loss) on Sale of Investment	0.1	—	N/M	(3.8)	—	N/M
Effect of Legacy Tax Matters	4.8	4.9	(2)%	4.8	4.9	(2)%
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	—	(13.0)	N/M

After-Tax Impact	(8.6)	(6.7)		(23.2)	(25.9)

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$67.1	$62.7	7%	$131.6	$128.9	2%

(6)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
	2011	2010	Fav/(Unfav)	2011	2010	Fav/(Unfav)
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.18	$1.10	7%	$2.17	$2.02	7%
Restructuring Charges	(0.11)	(0.03)	N/M	(0.17)	(0.08)	N/M
Impaired Intangible Assets	—	(0.09)	N/M	—	(0.08)	N/M
Strategic Technology Investment	(0.16)	(0.11)	(45)%	(0.32)	(0.19)	(68)%
Gain (Loss) on Sale of Investment	—	—	N/M	(0.08)	—	N/M
Effect of Legacy Tax Matters	0.10	0.10	0%	0.10	0.10	0%
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	—	(0.26)	N/M

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$1.35	$1.23	10%	$2.64	$2.53	4%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition

*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”

*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”

*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2011	2010	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2011	2010	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$177.8	$178.7	0%	1%	(1)%	$357.4	$357.9	0%	0%	0%
Sales & Marketing Solutions	80.7	80.1	1%	0%	1%	163.2	164.1	(1)%	0%	(1)%
Internet Solutions	29.8	28.0	6%	0%	6%	58.9	55.3	6%	0%	6%

Subtotal Core Revenue	288.3	286.8	1%	1%	0%	579.5	577.3	0%	0%	0%
Divested Business [1]	—	14.1	N/M	N/M	N/M	—	28.5	N/M	N/M	N/M

Total North America Revenue	288.3	300.9	(4)%	0%	(4)%	579.5	605.8	(4)%	1%	(5)%
Asia Pacific:
Risk Management Solutions	$44.0	$19.9	N/M	N/M	N/M	$81.2	$37.3	N/M	N/M	N/M
Sales & Marketing Solutions	22.3	16.4	36%	9%	27%	38.0	31.5	21%	7%	14%
Internet Solutions	0.3	0.3	(15)%	2%	(17)%	0.5	0.6	(14)%	2%	(16)%

Subtotal Core Revenue	66.6	36.6	82%	13%	69%	119.7	69.4	73%	11%	62%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Asia Pacific Revenue	66.6	36.6	82%	13%	69%	119.7	69.4	73%	11%	62%

Europe and Other International Markets:
Risk Management Solutions	$52.6	$50.8	3%	7%	(4)%	$102.3	$101.4	1%	3%	(2)%
Sales & Marketing Solutions	8.8	8.5	3%	8%	(5)%	17.8	16.9	5%	3%	2%
Internet Solutions	0.5	0.5	5%	7%	(2)%	1.1	1.0	9%	3%	6%

Subtotal Core Revenue	61.9	59.8	3%	7%	(4)%	121.2	119.3	1%	2%	(1)%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	61.9	59.8	3%	7%	(4)%	121.2	119.3	1%	2%	(1)%

International
Risk Management Solutions	$96.6	$70.7	37%	10%	27%	$183.5	$138.7	32%	5%	27%
Sales & Marketing Solutions	31.1	24.9	25%	9%	16%	55.8	48.4	15%	5%	10%
Internet Solutions	0.8	0.8	(2)%	5%	(7)%	1.6	1.6	1%	2%	(1)%

Subtotal Core Revenue	128.5	96.4	33%	9%	24%	240.9	188.7	28%	5%	23%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total International Revenue	128.5	96.4	33%	9%	24%	240.9	188.7	28%	5%	23%

Total Corporation:
Risk Management Solutions	$274.4	$249.4	10%	3%	7%	$540.9	$496.6	9%	2%	7%
Sales & Marketing Solutions	111.8	105.0	6%	2%	4%	219.0	212.5	3%	1%	2%
Internet Solutions	30.6	28.8	6%	0%	6%	60.5	56.9	6%	0%	6%

Subtotal Core Revenue	416.8	383.2	9%	3%	6%	820.4	766.0	7%	1%	6%
Divested Business [1]	—	14.1	N/M	N/M	N/M	—	28.5	N/M	N/M	N/M

Total Corporation Revenue	416.8	397.3	5%	2%	3%	820.4	794.5	3%	1%	2%

Operating Costs:
Operating Expenses	$143.7	$129.4	(11)%			$280.9	$261.7	(7)%
Selling and Administrative Expenses	154.3	159.8	3%			307.8	311.6	1%
Depreciation and Amortization	20.6	16.0	(28)%			40.0	31.2	(28)%
Restructuring Expense	8.5	1.6	N/M			12.7	6.2	N/M

Total Operating Costs [2]	$327.1	$306.8	(7)%			$641.4	$610.7	(5)%

Capital Expenditures [3]	$0.7	$3.1	76%			$2.0	$6.0	66%

Additions to Computer Software & Other Intangibles [3]	$8.8	$11.8	25%			$17.0	$27.3	38%

	Quarter Ended
Amounts in millions	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Net Debt Position:
Cash and Cash Equivalents	$83.1	$83.6	$78.5	$77.2	$209.7	$218.7
Short-Term Debt	(160.9)	(2.1)	(1.5)	(301.4)	(301.3)	(302.7)
Long-Term Debt	(700.6)	(888.6)	(972.0)	(654.6)	(625.1)	(649.7)

Net Debt	$(778.4)	$(807.1)	$(895.0)	$(878.8)	$(716.7)	$(733.7)

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Year-to-Date
			% Change
Amounts in millions	June 30, 2011	June 30, 2010	Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$214.2	$211.0	2%
Less:
Capital Expenditures (GAAP Results) [3]	2.0	6.0	66%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	17.0	27.3	38%

Free Cash Flow	$195.2	$177.7	10%
Legacy Tax Matters (Refund) Payment	(7.6)	(5.2)	46%

Free Cash Flow Excluding Legacy Tax Matters	$187.6	$172.5	9%

	Year-to-Date
			% Change
Amounts in millions	June 30, 2011	June 30, 2010	Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$214.2	$211.0	2%
Legacy Tax Matters (Refund) Payment	(7.6)	(5.2)	46%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$206.6	$205.8	0%

Notes:

		Quarter Ended		Year-to-Date
		June 30,		June 30,
		2011	2010	2011	2010
1	Divested Business:
	North America:
	Risk Management Solutions	$0.0	$13.6	$0.0	$27.7
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.5	0.0	0.8

	Total Divested Business	$0.0	$14.1	$0.0	$28.5

	Asia Pacific:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested Business	$0.0	$0.0	$0.0	$0.0

	Europe and Other International Markets:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested Business	$0.0	$0.0	$0.0	$0.0

	Total Corporation:
	Risk Management Solutions	$0.0	$13.6	$0.0	$27.7
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.5	0.0	0.8

	Total Divested Business	$0.0	$14.1	$0.0	$28.5

2	Strategic Technology Investment:
	Operating Expenses	$10.3	$6.3	$18.3	$10.6
	Selling and Administrative Expenses	(0.9)	1.3	0.4	1.8
	Depreciation and Amortization	0.8	0.0	1.4	0.0

	Total Operating Costs	$10.2	$7.6	$20.1	$12.4

3	Strategic Technology Investment:
	Capital Expenditures	$0.2	$3.4	$0.9	$3.4
	Additions to Computer Software & Other Intangibles	$2.7	$0.4	$5.4	$0.4

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended June 30, 2011 vs. 2010							Year-to-Date June 30, 2011 vs. 2010
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX	Effects of Foreign Exchange	BFX	% of Total Customer Solution Sets/ Core				AFX	Effects of Foreign Exchange	BFX	% of Total Customer Solution Sets/ Core
	% Change		% Change	2011		2010		% Change		% Change	2011		2010
	Fav/ (Unfav)		Fav/ (Unfav)	% Product Line/Core		% Product Line/Core		Fav/ (Unfav)		Fav/ (Unfav)	% Product Line/Core		% Product Line/Core
Revenue:
North America:
Risk Management Solutions:
Traditional	1%	1%	0%	70%	43%	69%	43%	0%	0%	0%	70%	43%	70%	43%
VAPs	(1)%	0%	(1)%	22%	14%	22%	14%	(1)%	0%	(1)%	22%	14%	22%	14%
Supply Management Solutions	(7)%	0%	(7)%	8%	5%	9%	5%	2%	0%	2%	8%	5%	8%	5%
Total Risk Management Solutions	0%	1%	(1)%		62%		62%	0%	0%	0%		62%		62%
Sales & Marketing Solutions:
Traditional	(21)%	0%	(21)%	26%	7%	33%	9%	(19)%	0%	(19)%	27%	8%	33%	9%
VAPs	11%	0%	11%	74%	21%	67%	19%	9%	0%	9%	73%	20%	67%	19%
Total Sales & Marketing Solutions	1%	0%	1%		28%		28%	(1)%	0%	(1)%		28%		28%
Internet Solutions	6%	0%	6%		10%		10%	6%	0%	6%		10%		10%
Core Revenue	1%	1%	0%					0%	0%	0%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M
Total North America	(4)%	0%	(4)%					(4)%	1%	(5)%

Asia Pacific:
Risk Management Solutions:
Traditional	N/M	N/M	N/M	97%	64%	92%	50%	N/M	N/M	N/M	96%	65%	92%	50%
VAPs	(12)%	5%	(17)%	3%	2%	8%	4%	11%	5%	6%	4%	3%	8%	4%
Supply Management Solutions	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Total Risk Management Solutions	N/M	N/M	N/M		66%		54%	N/M	N/M	N/M		68%		54%
Sales & Marketing Solutions:
Traditional	38%	5%	33%	59%	20%	59%	26%	31%	4%	27%	62%	20%	57%	26%
VAPs	34%	14%	20%	41%	14%	41%	19%	7%	10%	(3)%	38%	12%	43%	19%
Total Sales & Marketing Solutions	36%	9%	27%		34%		45%	21%	7%	14%		32%		45%
Internet Solutions	(15)%	2%	(17)%		0%		1%	(14)%	2%	(16)%		0%		1%
Core Revenue	82%	13%	69%					73%	11%	62%
Divested Business	0%	0%	0%					0%	0%	0%
Total Asia Pacific	82%	13%	69%					73%	11%	62%

Europe and Other International Markets:
Risk Management Solutions:
Traditional	(1)%	6%	(7)%	80%	68%	83%	71%	(1)%	2%	(3)%	79%	67%	81%	69%
VAPs	24%	10%	14%	18%	15%	15%	13%	12%	3%	9%	19%	16%	17%	15%
Supply Management Solutions	11%	11%	0%	2%	2%	2%	1%	(9)%	6%	(15)%	2%	1%	2%	1%
Total Risk Management Solutions	3%	7%	(4)%		85%		85%	1%	3%	(2)%		84%		85%
Sales & Marketing Solutions:
Traditional	(2)%	7%	(9)%	58%	8%	61%	9%	10%	3%	7%	62%	9%	59%	8%
VAPs	11%	8%	3%	42%	6%	39%	5%	(3)%	3%	(6)%	38%	6%	41%	6%
Total Sales & Marketing Solutions	3%	8%	(5)%		14%		14%	5%	3%	2%		15%		14%
Internet Solutions	5%	7%	(2)%		1%		1%	9%	3%	6%		1%		1%
Core Revenue	3%	7%	(4)%					1%	2%	(1)%
Divested Business	0%	0%	0%					0%	0%	0%
Total Europe and Other International Markets	3%	7%	(4)%					1%	2%	(1)%

International:
Risk Management Solutions:
Traditional	40%	10%	30%	88%	66%	86%	63%	36%	5%	31%	87%	66%	84%	62%
VAPs	18%	9%	9%	11%	8%	13%	10%	12%	4%	8%	12%	9%	15%	10%
Supply Management Solutions	11%	11%	0%	1%	1%	1%	1%	(9)%	6%	(15)%	1%	1%	1%	1%
Total Risk Management Solutions	37%	10%	27%		75%		74%	32%	5%	27%		76%		73%
Sales & Marketing Solutions:
Traditional	24%	6%	18%	59%	14%	59%	15%	24%	4%	20%	62%	14%	58%	15%
VAPs	26%	12%	14%	41%	10%	41%	10%	4%	8%	(4)%	38%	9%	42%	11%
Total Sales & Marketing Solutions	25%	9%	16%		24%		25%	15%	5%	10%		23%		26%
Internet Solutions	(2)%	5%	(7)%		1%		1%	1%	2%	(1)%		1%		1%
Core Revenue	33%	9%	24%					28%	5%	23%
Divested Business	0%	0%	0%					0%	0%	0%
Total International	33%	9%	24%					28%	5%	23%

Total Corporation:
Risk Management Solutions:
Traditional	13%	3%	10%	76%	50%	74%	48%	12%	2%	10%	76%	50%	74%	48%
VAPs	3%	2%	1%	19%	12%	20%	13%	2%	1%	1%	19%	12%	20%	13%
Supply Management Solutions	(6)%	1%	(7)%	5%	4%	6%	4%	1%	0%	1%	5%	4%	6%	4%
Total Risk Management Solutions	10%	3%	7%		66%		65%	9%	2%	7%		66%		65%
Sales & Marketing Solutions:
Traditional	(5)%	2%	(7)%	35%	9%	39%	11%	(4)%	2%	(6)%	36%	10%	39%	11%
VAPs	14%	2%	12%	65%	18%	61%	16%	8%	1%	7%	64%	17%	61%	17%
Total Sales & Marketing Solutions	6%	2%	4%		27%		27%	3%	1%	2%		27%		28%
Internet Solutions	6%	0%	6%		7%		8%	6%	0%	6%		7%		7%
Core Revenue	9%	3%	6%					7%	1%	6%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M
Total Revenue	5%	2%	3%					3%	1%	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

	Quarter Ended
% of Core Product Line	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
North America Risk Management Solutions
Subscription [1]	72%	71%	67%	69%	71%	71%	69%
Non-Subscription [1]	28%	29%	33%	31%	29%	29%	31%

North America Risk Management Solutions
DNBi [2]	61%	60%	57%	58%	60%	59%	54%
Non-DNBi [2]	39%	40%	43%	42%	40%	41%	46%

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.